                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               i-STAT Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Elizabeth A. Adolff, Esq.
                     Paul, Hastings, Janofsky & Walker LLP
                           1055 Washington Boulevard
                          Stamford, Connecticut 06901
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)   Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)   Total Fee Paid:

--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

--------------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)   Filing Party:

--------------------------------------------------------------------------------

(4)   Date Filed:

--------------------------------------------------------------------------------

                               I-STAT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 26, 1997

TO THE STOCKHOLDERS OF i-STAT CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of i-STAT Corporation, a Delaware corporation (the "Company"), will be held at The Regency Hotel, located at 540 Park Avenue, New York, New York, on Thursday, June 26, 1997, at 10:00 A.M., local time, for the following purposes:

          I. To elect eight members of the Board of Directors, each to serve until the next annual meeting.

          II. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants to audit the Company's 1997 financial statements.

          III. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed May 12, 1997 as the record date for determining the holders of the Company's Common Stock and Series B Preferred Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock and Series B Preferred Stock of record on the transfer books of the Company at the close of business on May 12, 1997 will be entitled to notice of and to vote at the meeting.

     We invite all stockholders to attend the meeting. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you attend the meeting, you may vote in person, even though you have sent in your proxy.

                                          Esteban A. Ferrer
                                          Secretary

Princeton, New Jersey
May 21, 1997

                               I-STAT CORPORATION
                             303 COLLEGE ROAD EAST
                          PRINCETON, NEW JERSEY 08540

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of i-STAT Corporation ("i-STAT" or the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on Thursday, June 26, 1997. Copies of this proxy statement and the accompanying proxy are being mailed on or about May 21, 1997, to the holders of record of the Company's Common Stock, par value $.15 per share ("Common Stock"), and Series B Preferred Stock, par value $.10 per share ("Series B Stock"), as of May 12, 1997. The proxy may be revoked by a stockholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company or by voting in person at the meeting. The expense of this solicitation will be paid by the Company. Some of the officers and regular employees of the Company may, without additional remuneration, solicit proxies personally and by telephone or mail. The Company has retained Morrow & Co. to assist in the solicitation at a cost of $3,500 to the Company, excluding the expenses and disbursements of that firm.

     The persons named in the accompanying proxy will vote as set forth under "Election of Directors" with respect to the election of directors. With respect to the other subjects referred to in this proxy statement, the persons named in the accompanying proxy will vote as stated in the proxy. If no specification as to the election of directors or the other subjects is made, shares represented by duly executed and unrevoked proxies in the enclosed form will be voted for the election as directors of the nominees listed herein, and, with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies.

     Holders of Common Stock and Series B Stock of record at the close of business on May 12, 1997 will be entitled to one vote per share held of record on all business of the meeting. On May 12, 1997, there were 11,281,032 shares of Common Stock and 2,138,702 shares of Series B Stock outstanding. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Series B Stock outstanding on the record date will constitute a quorum to conduct business at the meeting. Proxies submitted which are marked "abstain" or "withhold authority" will be deemed present at the meeting for purposes of determining the presence of a quorum to conduct business at the meeting.

     If a quorum is present, the election of directors will be decided by a plurality of the shares of Common Stock and Series B Stock represented in person or by proxy at the meeting and entitled to vote thereon. Under Delaware law, the Company's Certificate of Incorporation and By-laws, shares represented by proxies as to which a stockholder abstains or withholds authority from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote (referred to herein as non-votes by brokers) with respect to any or all nominee(s) for director will not be deemed present for purposes of voting on the election of any or all such nominee(s) for director and therefore will have no impact on the vote on any or all such nominee(s).

     The approval of all other matters scheduled to be brought before the meeting will require the affirmative vote of a majority of the shares of Common Stock and Series B Stock represented in person or by proxy at the meeting and entitled to vote thereon. Under Delaware law, the Company's Certificate of Incorporation and By-laws, shares represented by proxies which are marked "for", "against" or "abstain" with respect to these other matters will be counted for purposes of determining the vote required for approval of these other matters, and the total number of votes cast "for" each of these other matters will determine whether sufficient affirmative votes have been cast. An abstention from voting on these other matters will have the same legal effect as a vote against the matter. Shares represented by proxies which are marked "withhold authority" (including non-votes by brokers) will not be counted for purposes of determining whether these other matters have been approved and therefore will have no impact on the vote on any such matter.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     Eight directors are to be elected at the 1997 Annual Meeting of Stockholders to serve until the 1998 Annual Meeting of Stockholders and until their respective successors are elected and qualify. The persons named in the accompanying proxy intend to vote for the election of the nominees identified below unless authority to vote for one or more of such nominees is specifically withheld in the proxy.

     The Board of Directors is informed that all of the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

     The nominees for election to the Company's Board of Directors are:

     MR. WILLIAM P. MOFFITT. Mr. Moffitt, 50, is the President and Chief Executive Officer of the Company. He has held various offices since he joined the Company as Executive Vice President in July 1989. He has served as Chief Executive Officer of the Company since February 1993, as President since November 1991 and as a director since May 1990. From 1985 to 1989, Mr. Moffitt was President of the Physician Diagnostics Division of Baxter Healthcare Corp., a diversified health care company. Mr. Moffitt received a B.S. from Duke University.

     DR. IMANTS R. LAUKS. Dr. Lauks, 44, is the Executive Vice President and Chief Technology Officer of the Company. He is a founder of the Company and has served as the Company's Executive Vice President since 1995, as its Vice President of Research and Development from 1983 to 1995, and as its Chief Technology Officer since 1991. Dr. Lauks has served as a director since the Company's incorporation in 1983. Until he founded the Company in 1983, Dr. Lauks was a tenured Associate Professor at the University of Pennsylvania in the Moore School of Engineering. He is an Associate of the Royal College of Science in London, England. He received both a Ph.D. in Electrical Engineering and a B.S. in Chemistry from Imperial College of London University.

     J. ROBERT BUCHANAN, M.D. Dr. Buchanan, 69, has served as a director of the Company since February 1995. From June 1994 to November 1996, he was Chief Executive of World Care, a corporation established by Massachusetts General Hospital that specializes in the transmission of clinical images between healthcare facilities, and from June 1994 to November 1996, he also served as its Chairman. He was General Director of Massachusetts General Hospital from June 1982 through June 1994. Prior to his employment at Massachusetts General, Dr. Buchanan was President of Michael Reese Hospital & Medical Center and held various academic appointments including Dean of Cornell University Medical College. He currently is a director of The Charles River Laboratory, Inc., Hybridon, Inc., Matritech, Inc., and SMI, Inc. Dr. Buchanan chairs the China Medical Board of N.Y. He also serves on the Board of Trustees of the Aga Khan University, Karachi, Pakistan, and the Zimmerman Fund of New York. He is a past Chairman of the Illinois Hospital Association, the Massachusetts Hospital Association and the Association of American Medical Colleges. Dr. Buchanan is a member of the Institute of Medicine of the National Academy of Medicine. Dr. Buchanan received his A.B. from Amherst College and his M.D. from Cornell University Medical School.

     MR. CURTIS J. CRAWFORD. Mr. Crawford, 49, has served as Chairman of the Company's Board of Directors since July 1996. He has served as a director of the Company since February 1995. On February 1, 1996, Mr. Crawford became President of Microelectronics, a business unit of Lucent Technologies, Inc. Since July 1993, he had been President of AT&T Microelectronics, a business unit of AT&T Corporation. From August 1991 to June 1993, he was Vice President and Co-Chief Executive Officer of AT&T Microelectronics. He also was Vice President of Sales, Service and Support at AT&T Computer Systems from December 1988 to July 1991. Mr. Crawford also serves as a director of Lyondell Petrochemical Company and ITT Industries, Inc. He holds an M.A. from Governors State University and an M.B.A. from DePaul University.

     MR. JAMES A. CYRIER. Mr. Cyrier, 48, has served as a director of the Company since July 1995. He is MPG Worldwide Sales and Marketing Manager of Hewlett-Packard Company ("HP") where he has held various positions of increasing responsibility since 1973. Mr. Cyrier holds a B.S. in Mathematics from Eastern New Mexico University and has completed the Management Development Program in Business at Harvard University Graduate School of Business.

     MR. RICHARD HODGSON. Mr. Hodgson, 80, has served as a director of the Company since March 1989. Since 1980, he has been a Director of McCowan Associates, an investment management company. He was a Corporate Senior Vice President of ITT Corporation from 1968 to 1980. From 1955 through 1968, he held executive posts of increasing responsibility at Fairchild Camera and Instrument Corporation, including President and Chief Executive Officer. Mr. Hodgson also participated in the founding of Intel Corporation, where he currently is a director emeritus. He also is a director of IBIS Technology Corp., Accent Color Sciences LLC and several privately held high-technology companies. Mr. Hodgson received an M.B.A. from Harvard University and a B.S. in Electrical Engineering from Stanford University.

     MR. MATTHIAS PLUM, JR. Mr. Plum, 63, has served as a director of the Company since May 1990. Since December 1986, he has been a general partner of Copley Venture Partners, L.P., a professional venture capital partnership. He is a general partner of Copley Partners 1, L.P. and Copley Partners 2, L.P., both of which are venture capital limited partnerships. Prior to that he was a Partner and Director of Research at Massachusetts Financial Services, a registered investment advisor. Mr. Plum received a B.A. from Princeton University and an M.B.A. from Harvard University.

     MR. LIONEL N. STERLING. Mr. Sterling, 59, has served as a director of the Company since May 1990. From July 1988 to 1992, he was Managing Partner of Whitehead/Sterling, an investment management firm, and since January 1987 he has been President of Equity Resources, Inc., a private investment company. From November 1982 through April 1986, Mr. Sterling served as Chairman of Rayovac Corporation, a manufacturer and distributor of batteries and lighting devices. During this time he also was President of Goergen & Sterling, a private investment company. From 1974 to 1981, Mr. Sterling held various positions with American Can Company, including Senior Vice President, Chief Financial Officer and Sector Executive. He currently is a director of Specialty Chemical Resources, Inc. and several privately-held companies. Mr. Sterling received his B.S. in Economics from Brooklyn College and an M.B.A. in Finance from New York University.

     Mr. Cyrier was nominated for election pursuant to the terms of the Series B Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") between the Company and HP, dated June 23, 1995. The nomination right is described under "Certain Transactions".

     Mr. John Whitehead resigned from the Board of Directors in December 1995 and has since been elected Director Emeritus. In such capacity, he is eligible to attend Board meetings, but does not have voting rights. Mr. Whitehead does not receive any compensation from the Company in connection with his attendance at Board meetings, other than reimbursement for out of pocket expenses.

     All directors hold office until the next annual meeting of the Company's stockholders and until the election and qualification of their successors, or their earlier resignation or removal. Each director who is not also an employee of the Company (an "Outside Director") receives $10,000 per year for serving on the Board of Directors, except for Mr. Cyrier, who is not compensated for his services as an Outside Director pursuant to HP policy. In recognition of the increased services and time commitment required of a director who also serves as Chairman of the Board of Directors, the Chairman of the Board of Directors receives an additional $10,000 annually in consideration for serving as Chairman. In addition, each Outside Director receives $800 for each Board meeting attended in person or by telephone and committee members receive $600, and committee chairpersons receive $800, for each committee meeting attended in person or by telephone.(1/)

---------------

1/Prior to December 12, 1996, Outside Directors (except Mr. Cyrier) received (i) $200 for attendance at each committee meeting attended in person occurring on the same day as a Board meeting, (ii) $400 for attendance at each committee meeting attended in person occurring on a day other than the day of any Board meeting, and (iii) $150 for attendance at each committee meeting held by telephone, and each committee chairperson received $250 for attendance at each committee meeting.

Outside Directors (except Mr. Cyrier) are granted options to purchase Common Stock under the Company's 1985 Stock Option Plan (the "Option Plan"). On the date an Outside Director is first elected to the Board of Directors, such Outside Director is automatically granted non-statutory options to purchase up to 10,000 shares of Common Stock. On the date of each annual meeting of the Company's stockholders at which an Outside Director is re-elected, such Outside Director is automatically granted non-statutory options to purchase up to 4,000 shares of Common Stock. Upon the Chairman of the Board's first election to such office the Chairman is granted additional options under the Option Plan to purchase up to 15,000 shares of Common Stock. In addition, on each date the Chairman is re-elected by the Company's stockholders as an Outside Director and by the Board of Directors as Chairman, such person is automatically granted options to purchase up to 6,000 shares of Common Stock. Each option granted to an Outside Director generally has a term of five years, is exercisable at a price equal to the fair market value of the Common Stock on the date of grant (as determined in accordance with the Option Plan) and becomes exercisable over a three-year period (50% after the first anniversary of the date of grant and an additional 25% after each of the second and third anniversaries of the date of grant).

     Directors who are employees also may receive options under the Option Plan in their capacity as Company employees, as described elsewhere in this proxy statement.

     The following table sets forth the number of shares of Common Stock subject to options granted under the Option Plan to each of the Company's current Outside Directors (except Mr. Cyrier) during the year ended December 31, 1996, and the exercise price per share for such options. None of these options has been exercised.

                                                        SHARES SUBJECT     EXERCISE PRICE
                               NAME                       TO OPTION          PER SHARE
            ------------------------------------------  --------------     --------------
            J. Robert Buchanan........................       4,000            $ 26.228
            Curtis J. Crawford........................       4,000            $ 26.228
              (Chairman of the Board)                       15,000            $ 23.814
            Richard Hodgson...........................       4,000            $ 26.228
            Matthias Plum, Jr. .......................       4,000            $ 26.228
            Lionel N. Sterling........................       4,000            $ 26.228

     The Board of Directors held seven regular meetings and two special meetings during 1996. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and committees of which he was a member held during the period he served thereon.

     The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Nominating Committee, the Strategic Planning Committee and the Executive Committee. The Audit Committee, which met on four occasions during 1996, has responsibility for reviewing the Company's annual and quarterly financial results and financial position and the scope and results of independent accountant reviews and audits of the Company's financial statements; evaluating the Company's system of internal accounting controls; recommending to the Board the appointment of the independent accountants; and reviewing the Company's financial reporting activities and the accounting standards and principles followed in preparing the Company's financial statements. The members of the Audit Committee, of which Mr. Sterling is the Chairman, are Messrs. Cyrier, Hodgson and Sterling. The Compensation Committee, which met on nine occasions during 1996, has responsibility for recommending to the Board of Directors (i) salaries, bonuses and other forms of compensation for executive officers, (ii) Company performance objectives applicable to long-term and annual incentive compensation programs and (iii) compensation for Outside Directors; administering the Option Plan; and reviewing employee compensation policies generally. The members of the Compensation Committee, of which Mr. Plum is the Chairman, are Dr. Buchanan and Messrs. Crawford and Plum. The Nominating Committee, which met on three occasions in 1996, has responsibility for reviewing and making recommendations to the Chairman of the Board regarding Board composition and structure and the nature and duties of Board committees; establishing criteria for membership on the Board and its committees; recommending to the Board qualified persons to be nominated for election or re-election as directors and officers of the Board, and for election as committee members and committee chairpersons; reviewing the Chief Executive Officer's nomination of corporate officers and making recommendations to the Board with respect to such persons; receiving and making recommendations to the Board with respect to the executive management needs of the Company; and considering suggestions for Board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in Section 12 of Article II of the Company's By-laws, a copy of which may be obtained upon request of the Company at the address listed herein. The members of the Nominating Committee, of which Dr. Buchanan is the Chairman, are Dr. Buchanan, Mr. Crawford and Dr. Lauks. The Strategic Planning Committee, which met on three occasions during 1996, has responsibility for examining and reporting from time to time to the Board on long-term strategic opportunities for the Company. The members of the Strategic Planning Committee, of which Mr. Crawford is the Chairman, are Messrs. Crawford, Hodgson, Lauks and Sterling. The Executive Committee, which did not meet during 1996, has responsibility for ensuring the ability of the Board to deliberate on all matters except certain major corporate events during intervals between meetings of the Board. The members of the Executive Committee, of which Mr. Crawford is the Chairman, are Dr. Buchanan and Messrs. Crawford and Moffitt. Mr. Moffitt also serves as ex officio member of the Nominating and Strategic Planning Committees.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities ("10% Stockholders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Based solely upon a review of the copies of such reports furnished to the Company, or written representations from reporting persons, the Company believes that during 1996 all filing requirements applicable to its executive officers, directors and 10% Stockholders were met except that Mr. John Whitehead, Director Emeritus of the Company, inadvertently failed to file a Form 5 disclosing his exercise of options to purchase Common Stock in February 1996. Such options would have expired as the result of Mr. Whitehead's resignation as an active director of the Company, and as of the date of this proxy, such transactions have been reported on a Form 5 filed with the SEC.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to stockholder ratification, the Board of Directors has appointed the firm of Coopers & Lybrand L.L.P. as independent accountants to audit the Company's financial statements for 1997. If the stockholders do not ratify this appointment, the appointment will be reconsidered by the Board of Directors.

     Coopers & Lybrand L.L.P. has audited the Company's financial statements since the inception of the Company. Services provided by Coopers & Lybrand L.L.P. for the year ended December 31, 1996 included: audit of the Company's financial statements, review of the Company's filings with the Securities and Exchange Commission, and consultations on matters related to accounting, taxation and financial reporting. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the 1997 Annual Meeting of Stockholders, at which they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                   AN AFFIRMATIVE VOTE FOR SUCH RATIFICATION

                                 OTHER BUSINESS

     The Board of Directors does not intend to present to the meeting any business other than the matters described in this proxy statement. If any other matter is presented to the meeting which under applicable proxy regulations need not be included in this proxy statement or of which the Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will vote proxies with respect to such matter in accordance with their best judgment.

                         COMPENSATION COMMITTEE REPORT

Dear Stockholders:

     Responsibility for determining compensation of the Company's executive officers for services rendered during 1996 rested with the Company's Board of Directors, which in making its decisions relied in part upon the recommendations of the Compensation Committee. In determining the compensation of the Company's executive officers, the Board of Directors has adopted a compensation strategy which seeks to attract and retain executives of high calibre by rewarding superior performance, while at the same time emphasizing equity participation in order to align the interests of Company management with those of its stockholders. The principal components of the Company's executive officers' compensation are salary, cash bonuses and stock options. Salaries of the Company's executive officers are set at levels intended to be competitive with salaries for executives with comparable responsibilities at comparable companies, and stock option grants and cash bonuses are employed to enhance the competitiveness of compensation packages, to reward outstanding performance and to provide incentive for reaching further performance goals. The Compensation Committee employs compensation consultants in order to assist it in designing the components of the Company's executive officer compensation packages and in determining the competitiveness of such packages.

     In 1996, the Compensation Committee adopted a management incentive program pursuant to which stock option grants and cash bonuses for the Company's executive officers were awarded based on certain quantitative and qualitative criteria, some of which related to Company performance and others of which related to the performance of the individual executive officer. The Company performance criteria were selected by the Board of Directors based on recommendations made by the Committee. The Committee placed great emphasis on quantitative criteria such as improvements in product sales and gross margin, reduction in operating loss and improvements in expense and cash management, but remained mindful of qualitative criteria such as success in continuing to build the Company's senior management team, management of the Company's strategic technology and marketing alliance with Hewlett-Packard Company and progress toward development of a new Strategic Plan. In the case of Mr. Mason, who joined the Company as its Vice President of Finance, Chief Financial Officer and Treasurer in mid-1996, stock option grants and cash bonuses also were awarded as part of his initial terms of employment.

     With respect to the compensation of Mr. Moffitt, the Company's President and Chief Executive Officer, his 1996 base salary was $325,000, which reflects an increase from his salary of $275,000 for 1995. In setting his 1996 salary, the Compensation Committee considered Mr. Moffitt's contributions to the Company's progress during 1995 and the many increasing strategic and operational demands on Mr. Moffitt. In addition, the Committee determined that an increase in Mr. Moffitt's salary was necessary in order to make it competitive with salaries for officers at Mr. Moffitt's level at comparable companies.

     In recognition of Mr. Moffitt's performance during 1996, he also was awarded, under the management incentive program, a cash bonus of $36,563 and options to purchase up to 11,250 shares of the Company's Common Stock. In arriving at the cash bonus and option awards for Mr. Moffitt, the Committee considered the Company performance criteria described above, as measured by specific targets and performance objectives, and concluded that the Company had made substantial progress during 1996 toward achieving such targets and performance objectives. The Committee also considered the Company's progress toward its strategic objective of becoming a world leader in point-of-care blood analysis, and Mr. Moffitt's leadership role in achieving such progress.

     Under Section 162(m) of the Internal Revenue Code and regulations thereunder, no deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. The limitations of Section 162(m) did not affect the Company's compensation payments in respect of 1996, nor are they expected to affect compensation expected to be paid in 1997. However, if there is a substantial increase in the market price of the Company's Common Stock, such expectations could be impacted by the exercise by certain executive officers of a substantial number of their currently outstanding stock options. The Committee believes that while tax deductibility is an important factor, it is not the sole factor to be considered in setting executive compensation policy, and accordingly reserves the right, in appropriate circumstances, to award compensation which might ultimately prove not to be deductible. However, the Committee intends to continue to evaluate the Code requirements, the regulations thereunder and the Company's compensation programs and, based on such evaluation, will consider whether any modifications should be made to such compensation programs in order to preserve the deductibility of executive officer compensation.

                           THE COMPENSATION COMMITTEE

        J. Robert Buchanan         Curtis J. Crawford         Matthias Plum, Jr.
                                   (Chairman, Board of        (Committee Chair)
                                   Directors)

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Mr. Plum, a member of the Compensation Committee, is a general partner of Copley Partners 2, L.P. ("Copley"), which is a party to a Shareholders' Agreement among certain holders of the Company's Common Stock (the "Common Stockholders") and certain holders of Common Stock received upon conversion of shares of the Company's former Series A Preferred Stock (the "Former Series A Stockholders"), initially entered into in July 1985, providing for certain restrictions on the transfer of securities. Pursuant to the Shareholders' Agreement, until March 4, 1997, the Common Stockholders were prohibited from transferring any Company securities if such transfer would result in a person acquiring a majority of the Company's outstanding voting securities, unless the acquiring person agreed to purchase a proportionate number of shares from each other Common Stockholder and Former Series A Stockholder who desired to sell securities under the same terms and conditions.

                             EXECUTIVE COMPENSATION

     The following tables show for the periods indicated the compensation paid to, or accrued for the benefit of, the Company's Chief Executive Officer and each other executive officer of the Company whose aggregate remuneration exceeded $100,000 for services rendered to the Company during the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                    ANNUAL COMPENSATION                  COMPENSATION AWARDS
                         ------------------------------------------   -------------------------
                                                       OTHER ANNUAL    RESTRICTED    SECURITIES       ALL OTHER
  NAME AND PRINCIPAL             SALARY                COMPENSATION      STOCK       UNDERLYING        COMPEN-
       POSITION          YEAR     ($)      BONUS($)        ($)        AWARDS($)(1)   OPTIONS(#)         SATION
-----------------------  -----  --------   -------     ------------   ------------   ----------      ------------
William P. Moffitt.....   1996  $325,000   $36,563(2)    --               --           11,250(2)       $    432(3)
  President and Chief     1995  $275,000   $30,938(2)    --               --           11,250(2)       $    261(3)
  Executive Officer                                                                    45,000(16)
                          1994  $234,000   $27,932(2)    --                            11,937(2)       $ 80,053(4)
                                                                          --
Imants R. Lauks........   1996  $235,000   $26,438(2)    --               --           11,250(2)       $193,993(5)
  Executive Vice          1995  $200,000   $22,500(2)    --               --           11,250(2)       $163,209(6)
  President and Chief     1994  $167,000   $21,486(2)    --               --           50,000(14)      $119,765(4)
  Technology Officer                                                                   11,937(2)
Roger J. Mason.........   1996  $119,423   $10,547(2)    --               --            5,625(2)       $    131(3)
  Vice President of                        $30,000(8)                                  65,000(8)
  Finance, Chief
  Financial Officer
  and Treasurer(7)
Michael Zelin..........   1996  $160,000   $18,000(2)    --               --            3,000(2)       $    111(9)
  Vice President of       1995  $130,000   $15,234(2)    --               --            2,813(2)             99(3)
  Systems Development                                                     --            6,250(16)
                          1994  $108,000   $13,429(2)    --             $ 80,000        2,984(2)       $ 53,548(4)
                                                                                       26,000(15)
Noah J. Kroloff........   1996  $140,000   $14,438(2)    --               --            2,475(2)       $     81(3)
  Vice President of       1995  $125,000   $14,648(2)    --               --            2,813(2)       $     81(3)
  Business Development                                                                  6,250(16)
  and Strategy(10)        1994  $ 73,019   $10,942(2)    --               --           60,000(8)         --
                                                                                        2,387(2)
Patricia A.               1996  $155,000   $11,625(2)    --               --            1,800(2)       $ 10,982(12)
  Hennessey............
  Vice President of       1995  $140,000   $13,125(2)    --               --            2,250(2)       $ 20,253(13)
    Sales
  and Marketing(11)                        $20,000(8)                                  60,000(8)
                                                                                        6,250(16)

---------------
 (1) Except for Mr. Zelin, the Company did not award any restricted stock or stock appreciation rights to the named executive officers in 1994, 1995 or 1996 or make any long-term incentive plan payouts during that period. Prior to becoming an executive officer, Mr. Zelin was awarded 5,000 shares of restricted stock of the Company pursuant to the Company's 1994 Stock Award Plan (the "Award Plan"). The closing price of the Common Stock on the date of such award was $16 per share. Upon election as an executive officer, Mr. Zelin became ineligible to participate in the Award Plan. The Award Plan covers an aggregate of 60,000 shares of Common Stock and only employees of the Company or of any parent corporation or subsidiary who are not subject to Sections 16(a) or 16(b) of the Securities Exchange Act of 1934, as amended, are eligible to receive awards under the Award Plan.

 (2) Represents cash or options bonus awarded in respect of the year noted but not actually received or granted until the subsequent year.

 (3) Represents amounts paid by the Company for life insurance premiums.

 (4) Represents payments under an expatriate program maintained by the Company for all employees located outside the U.S. during any portion of the year. It provides assistance for, among other things, foreign taxes, housing, cost of living adjustments and periodic trips home for family members.

 (5) Represents $193,840 paid by the Company under the expatriate program referred to in footnote 4 above and $153 paid by the Company for life insurance premiums.

 (6) Represents $163,056 paid under the Company's expatriate program referred to in footnote 4 above and $153 paid by the Company for life insurance premiums.

 (7) Mr. Mason commenced employment with the Company in July 1996.

 (8) Represents a sign-on bonus which this executive officer was awarded upon joining the Company.

 (9) Represents $12 paid by the Company as compensation for the donation of blood used by the Company in blood testing research and $99 paid by the Company for life insurance premiums.

(10) Mr. Kroloff commenced employment with the Company in May 1994.

(11) Ms. Hennessey commenced employment with the Company in January 1995.

(12) Represents $10,829 paid as a tax gross-up in connection with payments made to Ms. Hennessey in 1995 for relocation and $153 paid by the Company for life insurance premiums.

(13) Represents $20,100 paid as a relocation allowance to which Ms. Hennessey was entitled upon joining the Company and $153 paid by the Company for life insurance premiums.

(14) Represents options awarded upon the achievement of certain product development goals.

(15) Represents options awarded in recognition of Mr. Zelin's election as an executive officer.

(16) Represents options awarded pursuant to the Company's Strategic Milestone Stock Award Program.

                    OPTION GRANTS TABLE IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS               POTENTIAL REALIZABLE
                                            ---------------------------------------   VALUE AT ASSUMED RATES
                                             % OF TOTAL                                   OF STOCK PRICE
                                              OPTIONS                                 APPRECIATION FOR OPTION
                                             GRANTED TO    EXERCISE OR                        TERM(1)
                                OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
             NAME              GRANTED(#)   FISCAL YEAR      ($/SH)         DATE        5%($)        10%($)
------------------------------ ----------   ------------   -----------   ----------   ----------   ----------
William P. Moffitt............   11,250(2)       5.25%       $12.625       4/23/07    $  231,369   $  368,429
Imants R. Lauks...............   11,250(2)       5.25%       $12.625       4/23/07    $  231,369   $  368,429
Roger J. Mason................    5,625(2)       2.63%       $12.625       4/23/07    $  115,684   $  184,215
                                 65,000(3)      30.36%       $24.062       7/01/06    $2,547,805   $4,057,094
Michael Zelin.................    3,000(2)       1.40%       $12.625       4/23/07    $   61,698   $   98,248
Noah J. Kroloff...............    2,475(2)       1.16%       $12.625       4/23/07    $   50,901   $   81,054
Patricia A. Hennessey.........    1,800(2)        .84%       $12.625       4/23/07    $   37,019   $   58,949

---------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company. If the Company's stock price were in fact to appreciate at the assumed 5% or 10% annual rate for the ten year term of these options, a $1,000 investment in the Common Stock of the Company would be worth $1,629 and $2,594, respectively, at the end of the term.

(2) Such options were awarded in respect of 1996 but not actually granted until April 1997. Such stock option awards are exercisable over a three-year period (50% after the first anniversary of the date of grant and an additional 25% after each of the second and third anniversaries of the date of grant). The exercise prices were based on the fair market value (as determined in accordance with the 1985 Stock Option Plan) of the shares of Common Stock at the time the options were granted. Payment of the exercise price may be in cash or by any other lawful means authorized by the Board of Directors. Generally, options terminate ten years after the date of grant or three months following termination of the optionee's employment, whichever occurs earlier.

(3) Represents options awarded to Mr. Mason upon joining the Company in July
    1996.

                          OPTION YEAR-END VALUE TABLE
                      (1996 FISCAL YEAR-END OPTION VALUE)

                                                          NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                        SHARES      VALUE REALIZED     OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END($)(1)
                      ACQUIRED ON   --------------   ------------------------------   ------------------------------
        NAME           EXERCISE          ($)         EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
--------------------- -----------   --------------   -----------   ----------------   -----------   ----------------
William P. Moffitt...    38,396       $1,219,073       180,573          82,468        $ 2,470,429       $265,341
Imants R. Lauks......    13,334       $  356,685       339,523          51,468        $ 5,548,108       $342,636
Roger J. Mason.......    --              --                  0          70,625        $         0       $ 62,578
Michael Zelin........    --              --             30,289          29,830        $   302,996       $143,120
Noah J. Kroloff......    --              --             25,194          48,731        $   226,106       $370,226
Patricia Hennessey...    --              --             12,000          58,300        $    66,288       $289,083

---------------
(1) The dollar values have been calculated by determining the difference between the closing price of the securities underlying the options at fiscal year end and the exercise price of the options. The closing price of the Company's Common Stock on December 31, 1996 was $23.75.

(2) Includes options granted in April 1997 with respect to performance in 1996.

     The Company does not have a defined benefit or actuarial pension plan. During 1996, the Company did not have a long-term incentive plan, and the Company did not make any long-term incentive awards. During

1996, none of the named executive officers, except for Messrs. Moffitt and Lauks, exercised any stock options nor did the Company reprice any stock options held by anyone.

                               PERFORMANCE GRAPH

     The following is a line graph comparison of the Company's yearly percentage change in cumulative total shareholder return for the fiscal year ended December 31, 1996, assuming an investment of $100 on February 21, 1992 and dividend reinvestment, with that of the NASDAQ Index and the Company's Index of Comparable Companies, for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended.

                   I-STAT CORPORATION STOCK PRICE PERFORMANCE

        MEASUREMENT PERIOD                I-STAT
      (FISCAL YEAR COVERED)             CORPORATION       INDUSTRY INDEX       BROAD MARKET
FEB-92                                   100.00              100.00              100.00
DEC-92                                    79.45               97.27              100.37
DEC-93                                    72.60               84.37              120.39
DEC-94                                   104.11               93.42              126.40
DEC-95                                   178.08              164.24              163.96
DEC-96                                   130.14              173.36              203.74

* See Appendix A for the identity of the issuers in the peer group used by the Company for this comparison. These issuers are the companies appearing under the Standard Industrial Classification Code 3845 for electromedical and electrotherapeutic apparatus.

           TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In July 1989, Mr. Moffitt entered into an agreement with the Company pursuant to which, upon termination of Mr. Moffitt's employment by the Company for any reason other than gross misconduct, the Company is obligated to continue to pay Mr. Moffitt's salary for four months.

     In July 1996, Mr. Mason entered into an agreement with the Company pursuant to which, upon Mr. Mason's termination by the Company for any reason other than due cause (as defined in the agreement), the Company is obligated to pay Mr. Mason's salary and continue to make health and dental benefits contributions for a term of up to nine months if Mr. Mason has not found employment or commenced self-employment prior to then. Any such continuing salary payments shall be reduced to the extent Mr. Mason receives, during the nine-month period, any payments under the Company's disability insurance coverage.

     In April 1994, Mr. Kroloff entered into an agreement with the Company pursuant to which, upon termination of Mr. Kroloff's employment by the Company for any reason other than gross misconduct or cause, the Company is obligated to continue to pay Mr. Kroloff's salary for four months, with such compensation continuing for up to a total of eight months if Mr. Kroloff has not found employment or commenced self-employment prior to the expiration of the first four months.

     In January 1995, Patricia A. Hennessey entered into an agreement with the Company pursuant to which, upon termination of Ms. Hennessey's employment by the Company, for any reason other than gross misconduct or cause, the Company is obligated to continue to pay Ms. Hennessey's salary for six months, with such compensation continuing for up to a total of eight months if Ms. Hennessey has not found employment or commenced self-employment prior to the expiration of the first six months.

     Pursuant to the Option Plan, all outstanding stock options, including any options held by any of the Company's executive officers and Outside Directors, shall immediately become exercisable in full (i) upon any merger or consolidation of the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than 50% of the combined voting power of the resulting outstanding voting securities in substantially the same proportion as their pre-merger or pre-consolidation ownership; (ii) upon the transfer (whether by lease, license, sale or other means) of substantially all of the business and/or assets of the Company, or assets representing over 50% of the Company's operating revenue; or (iii) if any person who is not, on April 21, 1995, a controlling person (as defined in Rule 405 under the Securities Act of 1933, as amended) ("Controlling Person") becomes either (x) the beneficial owner of over 50% of the Company's outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) a Controlling Person.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of the Company's voting stock (1) as of April 23, 1997, to the best of the Company's knowledge after a review of Schedules 13D and 13G filed with the Securities and Exchange Commission, of each person known by the Company to be the beneficial owner of more than five percent of the Company's voting stock, and (2) as of April 23, 1997, of each director of the Company, each of the named executive officers and all directors and executive officers of the Company as a group:

                                                                           SHARES
                                                                        BENEFICIALLY     PERCENTAGE
                                 NAME                                     OWNED(1)         OWNED
----------------------------------------------------------------------  ------------     ----------
Hewlett-Packard Company(2)............................................     2,138,702          16%
  3000 Hanover Street
  Palo Alto, CA 94304
The Capital Group Companies, Inc., Capital Research and Management
  Company and SMALLCAP World Fund, Inc.(3)............................       727,000         6.4%
  333 South Hope Street
  Los Angeles, CA 90071
Montgomery Asset Management, L.P.(4)..................................       647,700         5.7%
  101 California Street
  San Francisco, CA 94111
Marsh & McLennan Companies, Inc. and Putnam Investments, Inc.(5)......       636,584         5.6%
  One Post Office Square
  Boston, MA 02109
John Hancock Mutual Life Insurance Company(6).........................       607,500         5.4%
  John Hancock Place
  P.O. Box 111
  Boston, MA 02117
John Whitehead........................................................       786,839         7.0%
J. Robert Buchanan(7).................................................        11,500        *
Curtis J. Crawford(8).................................................        12,500        *
James A. Cyrier(9)....................................................           -0-        *
Richard Hodgson (10)..................................................        38,652        *

                                                                           SHARES
                                                                        BENEFICIALLY     PERCENTAGE
                                 NAME                                     OWNED(1)         OWNED
----------------------------------------------------------------------   ---------          ---
Imants R. Lauks(11)...................................................       357,799         3.1%
Roger J. Mason(12)....................................................           -0-        *
William P. Moffitt(13)................................................       222,379         1.9%
Matthias Plum, Jr.(14)................................................        30,541        *
Lionel N. Sterling(15)................................................       125,014         1.1%
Patricia A. Hennessey(16).............................................        29,251        *
Noah J. Kroloff(17)...................................................        42,323        *
Michael Zelin(18).....................................................        65,171        *
All current directors and executive officers as a group (12
  persons)(19)........................................................       935,130         8.3%

---------------
  *  Less than one percent.

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Series B Stock which may be convertible into Common Stock within 60 days and shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them.

 (2) Represents 2,138,702 shares of Series B Stock which is convertible into Common Stock at the option of HP at any time. The terms of the Series B Stock, including certain voting arrangements pertaining thereto, are described under "Certain Transactions."

 (3) Pursuant to Schedule 13G filed by the Capital Group Companies, Inc. ("Capital"), securities reported as being beneficially owned by Capital consist of securities beneficially owned by its subsidiaries, which include a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and several investment advisers registered under the Investment Advisers Act of 1940. Capital Research and Management Company ("CRMC"), a wholly owned subsidiary of Capital, beneficially owns 727,000 shares, over which it has sole investment power but no voting power. CRMC serves as an investment adviser to SMALLCAP World Fund, Inc., which has sole voting power over such shares.

 (4) Pursuant to Schedule 13G filed by Montgomery Asset Management ("MAM"), securities reported as being beneficially owned by MAM include 526,800 shares over which MAM has sole voting power, 120,900 shares over which MAM has no voting power and 647,700 shares over which MAM has sole investment power.

 (5) Pursuant to Schedule 13G filed by Marsh & McLennan Companies, Inc. ("M&MC"), securities reported as being beneficially owned by M&MC and Putnam Investments, Inc. ("PI") consist of securities beneficially owned by subsidiaries of PI which are registered investment advisers, which in turn include securities beneficially owned by clients of such investment advisers, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients; and such securities include 55,127 shares over which PI has shared voting power, 581,457 shares over which PI has no voting power, and 636,584 shares over which PI has shared investment power.

 (6) Pursuant to Schedule 13G filed on behalf of John Hancock Mutual Life Insurance Company ("Hancock") and various of its affiliates, securities reported as being beneficially owned by Hancock consist of securities beneficially owned by Hancock's indirect, wholly-owned subsidiary, John Hancock Advisers, Inc., which has sole voting and investment power over the securities.

 (7) Consists of 11,500 shares which Dr. Buchanan has the right to acquire upon the exercise of options under the Option Plan. Does not include 6,500 shares which Dr. Buchanan has the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days.

 (8) Consists of 1,000 shares held by Mr. Crawford and 11,500 shares which Mr. Crawford has the right to acquire upon the exercise of options under the Option Plan. Does not include 21,500 shares which Mr. Crawford has the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days.

 (9) Mr. Cyrier is MPG Worldwide Sales and Marketing Manager of HP and, pursuant to HP policy, he is prohibited from accepting compensation from the Company as an Outside Director.

(10) Consists of 31,152 shares held by Mr. Hodgson and 7,500 shares which Mr. Hodgson has the right to acquire upon the exercise of options under the Option Plan. Does not include 4,000 shares which Mr. Hodgson has the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days.

(11) Consists of 53,334 shares held by Dr. Lauks, 6,666 shares held by Dr. Lauks' daughter and 297,799 shares which Dr. Lauks has the right to acquire upon the exercise of options under the Option Plan. Dr. Lauks disclaims beneficial ownership of the shares held by his daughter. Does not include 39,858 shares which Dr. Lauks has the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days.

(12) Does not include 70,625 shares which Mr. Mason has the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days.

(13) Consists of 7,696 shares held by Mr. Moffitt and 214,683 shares which Mr. Moffitt has the right to acquire upon the exercise of options under the Option Plan. Does not include 48,358 shares which Mr. Moffitt has the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days.

(14) Consists of 1,344 shares held by Mr. Plum, 12,666 shares held by Copley Partners 2, L.P. ("Copley"), of which Mr. Plum is a general partner, 31 shares held by the Matthias Plum, Sr. Testamentary Trust, and 16,500 shares which Mr. Plum has the right to acquire upon the exercise of options under the Option Plan. Does not include 4,000 shares which Mr. Plum has the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days. When stock options are exercised, Mr. Plum has agreed to transfer the net profit after-tax to Copley. As general partner of Copley, Mr. Plum may be deemed to share voting and investment power for the shares held by Copley. Mr. Plum disclaims beneficial ownership of the shares held by Copley except to the extent of his proportionate pecuniary interest therein. Mr. Plum also disclaims beneficial ownership of the shares held by the Matthias Plum, Sr. Testamentary Trust.

(15) Consists of 21 shares held by Mr. Sterling, 108,493 total shares that Mr. Sterling has the right to acquire on an equal one-third basis from each of John Whitehead, Peter Whitehead and Susan Whitehead, and 16,500 shares which Mr. Sterling has the right to acquire upon the exercise of options under the Option Plan. Does not include 4,000 shares which Mr. Sterling has the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days.

(16) Consists of 1,000 shares held by Ms. Hennessey and 28,251 shares which Ms. Hennessey has the right to acquire upon the exercise of options under the Option Plan. Does not include 42,049 shares which Ms. Hennessey has the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days.

(17) Consists of 42,323 shares which Mr. Kroloff has the right to acquire upon the exercise of options under the Option Plan. Does not include 31,602 shares which Mr. Kroloff has the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days.

(18) Consists of 28,929 shares held by Mr. Zelin and 36,242 shares which Mr. Zelin has the right to acquire upon the exercise of options under the Option Plan. Does not include 23,877 shares which Mr. Zelin has the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days.

(19) Includes 682,798 shares which such officers and directors have the right to acquire upon the exercise of options under the Option Plan. Does not include 296,369 shares which such officers and directors have the right to acquire upon the exercise of options under the Option Plan which are not exercisable within 60 days.

                              CERTAIN TRANSACTIONS

     On June 23, 1995, the Company and HP entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") whereby HP purchased 2,138,702 shares of Series B Stock at a price of $28.50 per share, for a total purchase price of $60,953,007. At the closing of the Stock Purchase Agreement, the Company and HP entered into a Registration Rights Agreement (the "Registration Rights Agreement"), a License Agreement (the "License Agreement") and a Distribution Agreement (the "Distribution Agreement").

     Under the Stock Purchase Agreement, as long as HP holds at least 10% but less than 20% of the Company's voting stock, the Company must nominate an individual designated by HP who is reasonably acceptable to the Company for election to the Company's Board of Directors, and such individual is currently Mr. Cyrier. If and when HP holds 20% or more of the Company's voting stock, the Company's nomination obligation will extend to two designees of HP. The Stock Purchase Agreement contains certain limitations on the manner in which HP may vote voting stock of the Company held by it.

     Under the Stock Purchase Agreement, HP may not, without the prior approval of the Company, beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) more than 25% of the Company's outstanding voting securities until the earlier of five years from June 26, 1995 or the occurrence of certain actions or inactions by the Company or certain events affecting the Company. HP has a limited right of first negotiation with respect to certain proposed sales of stock by the Company and other significant transactions (such as a sale of all or substantially all of the Company's assets). In certain circumstances not involving a public sale, the Company has a right of first refusal with respect to sales by HP of Company voting stock. There are certain other restrictions on the manner and timing of proposed dispositions by HP of voting securities of the Company. In certain circumstances, if the issuance of voting stock by the Company to a third party causes HP's ownership percentage of the Company's then outstanding voting stock to be reduced, HP has the right to purchase additional voting stock from the Company on the same terms as offered to such third party, in order to restore HP's ownership percentage to the level of ownership immediately prior to such issuance. The Series B Stock is convertible into shares of Common Stock at the option of HP at any time, and at the option of the Company at any time after the earlier of July 28, 2000 and such time as HP holds less than five percent (5%) of the then outstanding voting securities of the Company. In addition, the Series B Stock must be converted into Common Stock prior to transfer.

     The Stock Purchase Agreement terminates when HP holds less than one million shares of the Company's voting stock. However, the prohibition on ownership by HP of more than 25% of the Company's voting stock will remain in effect in accordance with its terms.

     The Series B Stock purchased by HP generally is entitled to receive dividends on an equivalent basis as the Common Stock. Such dividend rights will not be cumulative or accrue unless declared by the Company's Board of Directors. The Series B Stock carries a preference of $28.50 per share in the event of any liquidation, dissolution or winding up of the Company, is entitled to one vote per share on all matters on which the Common Stock may vote and, except for certain matters affecting the Series B Stock, does not vote as a separate class.

     Under the Registration Rights Agreement and subject to conditions and limitations set forth therein, including "floors" on the number and market value of the shares sought to be registered and limitations on the timing of such registrations, the Company agreed to register with the Securities and Exchange Commission for public sale the shares issuable upon conversion of the Series B Stock. HP's registration rights will survive the termination of the Stock Purchase Agreement.

     Under the Distribution Agreement, HP is the exclusive distributor of the Company's current products, and certain new products the Company may develop, in Europe, Africa, the Middle East and the former

Soviet block countries, until July 28, 1998. Upon the occurrence of certain events, HP's exclusivity term may be extended or the distributorship may be converted into a non-exclusive arrangement. If HP's distributorship is converted to a non-exclusive arrangement for failure to meet designated milestones, HP will not be entitled to distribute new products introduced by the Company during the period of nonexclusivity. Under the License Agreement, HP has a perpetual, worldwide license under certain of the Company's intellectual property to develop and distribute a blood analyzer (an "Integrated Analyzer") that will be integrated with a patient monitor, ventilator or anesthesia gas machine. HP has no license to lease or sell Integrated Analyzers outside the field of professionally attended human healthcare institutions. The license does not include the right to make, use or sell the Company's cartridges and will be subject to the payment of royalties. The license will be exclusive through July 28, 1998 and may be extended depending on the achievement by HP of designated milestones, but under certain circumstances the license may become non-exclusive. The License Agreement also provides that, during the exclusivity period, HP will have a right of first refusal to license from the Company new intellectual property for Integrated Analyzers on substantially the same terms as the License Agreement. In addition, if after the exclusivity period the Company grants to any third party a license to make and distribute Integrated Analyzers on royalty terms more favorable to the third party than under the License Agreement, then HP's royalty obligations generally will be adjusted to such third party's rates. The License Agreement is scheduled to expire generally at the time of expiration of the Company's last-to-expire patent covering the licensed technology.

     On April 11, 1996, the Company and HP entered into a Short Term U.S. Joint Marketing Agreement, pursuant to which HP and the Company agreed to jointly market the Company's products into the critical care departments of hospitals in the United States which meet certain criteria. The Company is obligated to pay HP a marketing fee on all sales of i-STAT equipment (excluding cartridges) made by the Company under this arrangement. In addition, if a hospital chooses to purchase a handheld analyzer under a short-term trade-in program, the hospital has the option to exchange the handheld analyzer for the Integrated Analyzers being jointly developed between the Company and HP under the terms of the License Agreement. The Joint Marketing Agreement terminates within thirty days of the earlier of (i) the first commercial shipments of the HP integrated analyzer or (ii) December 31, 1997.

                            STOCKHOLDER INFORMATION

     ANY PERSON FROM WHOM PROXIES FOR THE MEETING ARE SOLICITED MAY OBTAIN, IF NOT ALREADY RECEIVED, FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, BY WRITTEN REQUEST ADDRESSED TO I-STAT CORPORATION, 303 COLLEGE ROAD EAST, PRINCETON, NEW JERSEY 08540, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-K IS NOT SOLICITING MATERIAL AND IS NOT INCORPORATED IN THIS DOCUMENT BY REFERENCE.

                          FUTURE STOCKHOLDER PROPOSALS

     The Company must receive at its principal office before January 21, 1998, any proposal which a stockholder wishes to submit for the 1998 Annual Meeting of Stockholders, if the proposal is to be considered by the Board of Directors for inclusion in the proxy materials for that meeting.

                                          Esteban A. Ferrer
                                          Secretary
May 21, 1997

                                   APPENDIX A

                     IDENTITY OF ISSUERS USED IN PEER GROUP

Acuson Corp.
Advanced Mammography Systems
Advanced NMR Systems Inc.
Advanced Technology Labs
American Dental Tech.
Applied Biometrics Inc.
Aradigm Corporation
Arrhythmia Research Technology Inc.
Arthrocare Corp.
Autonomous Technologies
Bio Logic System Corp.
Biocircuits Corp.
Biocontrol Technology
Biofield Corporation
Biomagnetic Technologies
Cambridge Heart Inc.
Candela Corp.
Cardiac Pathways Corp.
Cardiogenesis Corporation
Cardiothoractic Systems
Cardiovascular Diagnostic
Circon Corp.
CNS Inc.
Cognex Corp.
Colorado Medtech Inc.
Conmed Corp.
Criticare Systems Inc.
Cryomedical Sciences Inc.
Datascope Corp.
Diametrics Medical Inc.
Dynatronics Corp.
Echocath Inc. CL. A.
Elbit Medical Imaging
Electropharmacology Inc.
Elscint Ltd.
Embryo Development Corp.
EMPI Inc.
Endosonics Corp.
Escalon Medical Corp.
Everest Medical Corp.
Exogen Inc.
Fonar Corp.
Gynecare Inc.
Healthdyne Info Enterprs.
Healthdyne Technologies
Healthwatch Inc.
Heartstream Inc.
i-STAT Corporation
Imagyn Medical Inc.
Imatron Inc.
Imex Medical Systems Inc.
Incontrol Inc.
Instrumentarium Corp.
Invivo Corporation
Iridex Corp.
Jmar Industries Inc.
Laser Industries Ltd.
Laserscope
Lectec Corp.
Lukens Medical Corp.
Lunar Corp.
Luther Medical Products
Luxtec Corp.
Magna-Lab Inc. CL. A.
Marquette Medical Sys. A.
Medical Device Tech Inc.
Medical Graphics Corp.
Medstone International Inc.
Medtronic Inc.
Nellcor Puritan Bennett Inc.
Neopath Inc.
OEC Medical Systems Inc.
Physio-Control Holding
Physiometrix Inc.
PLC Systems Inc.
Positron Corp.
Premier Laser Systems CLA.
Protocol Systems Inc.
Q-Med Inc.
Rehabilicare Inc.
Sabatek Corp.
Saint Jude Medical Inc.
Seamed Corp.
Somanetics Corp.
Spacelabs Medical Inc.
Spectranetics Corp.
Staodyn Inc.
Surgical Laser Technologies
Trimedyne Inc.
Urologix Inc.
Uroquest Medical Corp.
Valley Forge Scientific
Vasomedical Inc.
Ventritex Inc.
Visx Inc.
World Heart Corp.
Zoll Medical Corporation

                               I-STAT CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 26, 1997

    Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

    William P. Moffitt, Imants R. Lauks and Roger J. Mason, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of Common Stock or Series B Preferred Stock of i-STAT Corporation held of record by the undersigned on May 12, 1997, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on June 26, 1997, and at any adjournments, as if the undersigned were present and voting at the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL ITEMS.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS.
ITEM I. ELECTION OF DIRECTORS DULY NOMINATED AND LISTED BELOW:

    [ ] For All        [ ] TO WITHHOLD AUTHORITY                  [ ] Exception*
      Nominees
                       to vote for all nominees listed below

Nominees: J. Robert Buchanan, Curtis J. Crawford, James A. Cyrier, Richard
          Hodgson, Imants R. Lauks, William P. Moffitt, Matthias Plum, Jr. and Lionel N. Sterling

*INSTRUCTION: To withhold authority to vote for any nominee(s) write that nominee's name in the space provided below and check Exception box.

--------------------------------------------------------------------------------

                         CONTINUED ON THE REVERSE SIDE

ITEM II. RATIFICATION OF ACCOUNTANTS: Ratify the appointment of Coopers & Lybrand as independent accountants for 1997.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

                                           If you have noted an address change
                                           or comments on either side of this
                                           card, mark here:

                                           -------------------------------------

                                           -------------------------------------

                                           (NOTE: Signature should agree with
                                           the name stenciled hereon. When
                                           signing as executor, administrator,
                                           trustee, guardian or attorney, please
                                           give full title as such. For joint
                                           accounts or co-fiduciaries, all joint
                                           owners or co-fiduciaries should sign.
                                           For an account in the name of two or
                                           more persons, each should sign or if
                                           one signs, he or she should attach
                                           evidence of authority.)
                                           DATED , 1997

                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                                 Signature if held jointly

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.                  VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [ ]